UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
ADVENT TECHNOLOGIES HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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ADVENT TECHNOLOGIES HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD June 8, 2022
We are pleased to notify you that we will hold the 2022 annual meeting of our stockholders on June 8, 2022, at 9:00 a.m. Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2021 for the following purposes:
1.	To elect two (2) directors, each to serve until the 2025 annual meeting of our stockholders;
2.	To ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”) as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.
Our board of directors has established the close of business on April 13, 2022 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.
A list of stockholders will be available at our headquarters at 200 Clarendon Street, Boston, MA 02116 for a period of at least ten days prior to our 2022 annual meeting. A list of stockholders will also be available electronically on the virtual meeting website during the meeting.
We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 situation. As a result, our 2022 annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend our 2022 annual meeting online, vote your shares, and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ADN2022. Details regarding how to attend the meeting online are more fully described in this proxy statement.
Whether you plan to attend the annual meeting or not, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card, or the instructions that accompany your proxy materials to attend our 2022 annual meeting virtually via the Internet.
Thank you for your continued support of Advent Technologies Holdings, Inc. We look forward to seeing you at the annual meeting.
ADVENT TECHNOLOGIES HOLDINGS, INC.

/s/ James F. Coffey
James F. Coffey
Chief Operating Officer, General Counsel and Secretary
April 26, 2022
Boston, Massachusetts
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 8, 2022:
The proxy statement, annual report and form of proxy card are available at
https://www.advent.energy/Investors

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS OF
ADVENT TECHNOLOGIES HOLDINGS, INC.
TO BE HELD June 8, 2022
INTRODUCTION
The board of directors of Advent Technologies Holdings, Inc., or our Board, is soliciting proxies from stockholders for its use at the 2022 annual meeting of stockholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on June 8, 2022, at 9:00 a.m., Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/ADN2022.
This proxy statement relates to the solicitation of proxies by our Board for use at the 2022 annual meeting.
On or about April 26, 2022, we will commence mailing a full set of proxy materials to all stockholders entitled to vote at the 2022 annual meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2021 and our Form of Proxy Card) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2021 are available at www.advent.energy/Investors.
INFORMATION ABOUT THE MEETING AND VOTING
Purposes of the Meeting
The purposes of the 2022 annual meeting are:
1.	To elect two (2) directors, each to serve until the 2025 annual meeting of our stockholders;
2.	To ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.
Stockholders Entitled to Vote at the Meeting
Our Board has established the close of business on April 13, 2022 as the “record date” for the 2022 annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our common stock at that time. As of this record date, 51,253,591 shares of our common stock were issued and outstanding, held by approximately 49 registered stockholders of record. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the 2022 annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of stockholders entitled to vote will be available for examination during the annual meeting at www.virtualshareholdermeeting.com/ADN2022.

Voting Shares That You Hold In Your Name
You have three choices:
•
VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 7, 2022. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

•
VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•
VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 7, 2022. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

•	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.
Virtual Meeting
In light of the public health concerns related to the ongoing COVID-19 pandemic and after careful consideration, our Board has determined to hold a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost.
To participate in the 2022 annual meeting, stockholders as of the record date, or their duly appointed proxies, will need the 16-digit control number provided on the proxy card, voting instructions form or Notice. We encourage you to access the meeting 10 minutes before the start time of 9:00 a.m., Eastern Time, on June 8, 2022. Please allow ample time for online check-in, which will begin at 9:00 a.m., Eastern Time, on June 8, 2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ADN2022. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership, will be posted at www.virtualshareholdermeeting.com/ADN2022.
Attending the Annual Meeting
The 2022 annual meeting will be held entirely online at www.virtualshareholdermeeting.com/ADN2022. A summary of the information you need to attend the 2022 annual meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/ADN2022.
•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the 2022 annual meeting.
•	Please have your 16-digit control number to enter the 2022 annual meeting.
•	Stockholders may submit questions while attending the 2022 annual meeting via the Internet.
•	The meeting webcast will being promptly at 9:00 a.m., Eastern Time.
•	We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Webcast replay of the 2022 annual meeting will be available until the sooner of June 8, 2023 or the date of the next annual meeting of stockholders to be held in 2023.
Technical Assistance for the Virtual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.
Voting Shares That You Hold in Brokerage or Similar Accounts
Many stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the 2022 annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.
If you hold your shares through a broker and you do not timely provide your broker with specific instructions on how to vote your shares, your broker will not be authorized to cast a vote on your behalf on Proposal 1 but will be authorized to cast a vote on your behalf, in its discretion, on Proposal 2. In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes will have no effect on the outcome of each proposal.
Your Voting Options on Each of the Proposals
You may vote “for all”, “withhold all” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote) or “for all except” with respect to the election of each nominee for director (Proposal 1).
You may vote “for,” “against” or “abstain” with respect to the proposal on the ratification of the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (Proposal 2).
If any other matter is presented at the 2022 annual meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the 2022 annual meeting, other than those discussed in this proxy statement.
Our Board’s Voting Recommendations
Our Board recommends that you vote:
•	FOR the election as director of each of the two (2) individuals named as its nominees in this proxy statement (Proposal 1); and
•
FOR the ratification of the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2).

If any other matter is properly brought before the 2022 annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.
Required Votes to Approve Each Proposal
As a stockholder, you are entitled to cast one vote per share for each of the two (2) nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing two times the number of your shares entitled to vote in favor of a single nominee).

Election of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the director nominees who receive the greatest number of votes at the 2022 annual meeting (up to the total number of directors to be elected) will be elected. With respect to each nominee, stockholders have the option to vote “for” or “withhold.” Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors. The election of directors is a non-routine matter. Therefore, brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a “broker non-vote.” Such broker non-votes will have no effect on the election of directors.
A majority of the votes properly cast at the meeting will approve: (i) the proposal to ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and (ii) all other matters that arise at the 2022 annual meeting. Only “for” and “against” votes will affect the outcome. Abstentions will have no effect on the ratification of the appointment of EY as our independent registered public accounting firm. This is a routine matter. Therefore, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.
Please note, however, that because the vote on the ratification of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is advisory in nature, the results of such vote will not be binding upon our Board or its committees.
Quorum
The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2022 annual meeting. Abstentions, withheld votes and “broker non-votes”, if any, will be included in the calculation of the number of shares considered to be present at the meeting to determine whether a quorum has been established.
Voting on Possible Other Matters
We are not aware that any person intends to propose that any matter, other than the two numbered proposals specifically described by this proxy statement, be presented for consideration or action by our stockholders at our 2022 annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the affirmative vote of a majority of the votes cast, unless our second amended and restated certificate of incorporation or amended and restated bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his discretion and judgment.
Revocation of Proxies or Voting Instructions
A stockholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the 2022 annual meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the meeting or by giving written notice to the Secretary. Attendance at the meeting online will not have the effect of revoking a proxy unless a stockholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the stockholder votes by remote communication at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.
Solicitation of Proxies
Our Board is making this solicitation of proxies for our 2022 annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:
•	reduced disclosure about our executive compensation arrangements;
•	exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and
•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.
We may take advantage of these exemptions until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates (and we have been a public company for at least 12 months and have filed one annual report on Form 10-K with the Securities and Exchange Commission, or the SEC) or we issue more than $1 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our financial statements may not be directly comparable to those of other public companies.
We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

PROPOSAL 1

ELECTION OF DIRECTORS
Our authorized board of directors consists of seven (7) members. In accordance with the terms of our second amended and restated certificate of incorporation and amended and restated bylaws, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term, except for the directors’ initial terms. The Class I directors, Anggelos Skutaris and Katrina Fritz, are up for reelection at the 2024 annual meeting of stockholders, and the Class II director, Lawrence Epstein, will be up for reelection at this 2022 annual meeting of stockholders. The term for Katherine E. Fleming, a current Class II director, will expire in conjunction with this annual meeting. Wayne Threatt has been nominated by the Board, after recommendation from the nominating committee, for election at this annual meeting as a Class II director. Mr. Threatt was recommended as a director nominee by an executive officer. The Class III directors are Vassilios Gregoriou, Emory De Castro and Christos Kaskavelis, and their terms will expire at the 2023 annual meeting of stockholders. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. We are nominating two (2) Class II directors listed below for re-election or election. If re-elected or elected, each of these two (2) nominees will serve on our Board until the 2025 annual meeting, or until his or her successor is duly elected and qualified in accordance with our second amended and restated certificate of incorporation and amended and restated bylaws, or his or her earlier death, resignation or removal.
Below is certain information concerning our Board’s nominees for election at this year’s 2022 annual meeting. The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the person should be re-elected or elected as a director of the Company.
Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.
Elsewhere in this proxy statement you will find information concerning the number of shares of our common stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.
Required Vote of Stockholders
Election of directors shall be determined by a plurality of the votes cast in respect of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors, and the two director nominees who receive the greatest number of votes at the 2022 annual meeting will be elected. Stockholders have the option to vote “for” each of the nominees, “withhold” their vote from each of the nominees or “withhold” their vote from any one of the nominees. Abstentions and withheld votes, if any, will not affect the outcome of the vote on the election of directors and broker non-votes will have no effect on the election of directors.
Our Board recommends that you vote FOR all two (2) of the nominees named below.
The following persons have been nominated for election to our Board as Class II directors:
Name	Year First Elected as Director	Position
Lawrence Epstein	2022	Director
Wayne Threatt	N/A	Director-Nominee
Lawrence Epstein, age 54, has been a director of Advent since April 2022. Mr. Epstein has over two decades of experience in commercial real estate transactions, driving over one billion dollars in transactional value since 2016.

Since October 2021, he has been a Senior Managing Director for Savills. Savills is an international leader in promoting sustainability in building operations and design, offering expertise to its worldwide real estate clients in sustainable design, energy infrastructure, strategic advisory, impact assessment, and reporting, offsets and environmental land management and general operational sustainability support. The company was founded in the UK in 1855 and is one of the world’s leading brokerage firms. Savills’ experience and expertise spans the globe, with offices across Europe, the Americas, Asia Pacific, Africa and the Middle East. Mr. Epstein focuses exclusively on representing tenants in both the US and international markets. Previously, from May 2016 to September 2021, he was a principal at Avison Young, a commercial real estate company. He is a graduate of Bates College, where he received a BA in History. Mr. Epstein is a member of the Commercial Brokers Association, the Direct Federal Credit Union Board and the Greater Boston Real Estate Board. His volunteer efforts include Call2Talk, a mental health services hotline. Mr. Epstein is well-qualified to serve on the board of directors due to his business experience in the international commercial real estate industry.
Wayne Threatt, age 67, has extensive experience in financing, from angel startups through venture capital investments and initial public offerings. He has negotiated and designed all manner of financings, acquisitions, divestitures and strategic alliances, and has conducted nine figure private placement financings. Mr. Threatt is currently the managing principal at WBT Strategy Consulting, where he has worked since 2001, and was formerly a principal at SPC Capital Management, a diversified private equity fund with more than of $100 million under management. He has years of general management, marketing, and business development experience in both corporate and entrepreneurial environments, in industries spanning from technology to branded consumer goods. Mr. Threatt was previously CEO of Androx Corporation and EMUMAIL, VP Marketing and Sales at Scientific Computing Associates, VP Corporate Development Cambridge SoundWorks, and VP and General Manager Sapphire Audio. He has been a consultant providing strategic capital and operational insight for high-tech industries such as energy, biotechnology, information technology, and photonics. He is a graduate of the University of Chicago, where he received his degree in Physics. Mr. Threatt holds a Master of Science in Physics awarded by the University of Pittsburgh and received his MBA from the Harvard Business School. His volunteer commitments include serving as a board member to Synergy Services, an organization dedicated to helping families in crisis. Mr. Threatt is well qualified to serve on the Advent Board of Directors due to his extensive experience as an executive and with technology companies.
Board of Directors
The following information describes the offices held and other business directorships, the class and term of each director whose term continues beyond this 2022 annual meeting and who is not subject to election this year. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.
Class I Directors
Anggelos Skutaris, age 57, has been a director of Advent since February 2021. Mr. Skutaris has a BSc in Economics from Arizona State University and an MBA from the Thunderbird School of Global Management. He has more than 30 years of International experience in banking, finance, management, treasury and investments. He is currently a member of the Incorporation Committee and Chief Investment Officer for Power Bank, a Qatar-based financial institution with a mission to provide Islamic financing to the global energy sector. Key positions he held in the past include: Chief Investment Officer (Janus Continental Group, JCG), Head of Treasury Operations & Transformation (Qatar Airways), Managing Partner (New Symbol Global Advisors), Chief Executive Officer (PiraeusCapital Management), Founder & CEO (OliveTree Management Associates), Group Treasurer (Titan Cement), Head of Equity Financing (Calyon Securities) and Director of Equity Financing (Credit Suisse). Whilst at Titan cement, Mr. Skutaris was instrumental in issuing the largest corporate syndicated facility in Greece, a 5-year, €800 million transaction. Mr. Skutaris is well-qualified to serve on the board of directors due to his extensive business development and financial experience. Mr. Skutaris is a Class I director, whose term expires at the 2024 annual meeting of stockholders.
Katrina Fritz, age 49, has been a director of Advent since February 2021. Ms. Fritz is the Executive Director of the Stationary Fuel Cell Collaborative, leading education and outreach activities with the guidance of state agencies, local air districts and industry. She also works with the National Fuel Cell Research Center on state level clean energy policy and market development. Ms. Fritz currently serves as an expert to the European Commission on Horizon 2020 programs for research and innovation and was appointed to the New Jersey Fuel Cell Task Force in January 2021. As Principal of KM Fritz LLC, Ms. Fritz has provided advisory and consulting services to global industrial firms related to business and communications strategy in distributed energy generation markets. She has held leadership positions in numerous trade associations and on advisory boards including: The California Hydrogen Business Council, the International Energy Agency’s Fuel Cell Working Group; the U.S. Fuel Cell and Hydrogen Energy Association; the Alliance for Clean Energy New York; the Pacific Clean Energy Application Center at University of California, Berkeley; and the Connecticut Fuel Cell and Hydrogen Coalition. Ms. Fritz has held leadership positions at ClearEdge Power (formerly UTC Power), Plug Power and Case Western Reserve University, leading strategic planning, government relations, business development, and corporate communications. She also worked in the software industry in Santa Cruz, California and Watford, United Kingdom. Ms. Fritz has a BA degree from the University of Michigan and an MBA from the Weatherhead School of Management at Case Western Reserve University. Ms. Fritz is well-qualified to serve on the board of directors due to her extensive leadership and clean fuel technology experience. Ms. Fritz is a Class I director, whose term expires at the 2024 annual meeting of stockholders.
Class III Directors
Vassilios Gregoriou, age 57, has been Chairman and CEO of Advent since inception. Dr. Gregoriou cofounded Advent Technologies Inc. in 2012. In addition, Dr. Gregoriou is an internationally known scientist with research and/or managerial positions in both the U.S. (Northeastern, MIT, Polaroid, Princeton) and Greece (NHRF, FORTH) over his 30-year career so far in the technology sector. His research activity extends over a wide area of subjects in the renewable energy space that include the areas of flexible photovoltaics based on organic semiconductors, optically active materials based on conjugated oligomers and polymer nanocomposites. His published work as co-author includes three books and more than 100 scientific papers. He is also co-inventor of 15 patents. Dr. Gregoriou has more than 25 years of experience in the U.S. market. He has extensive experience in the technical development of new products and in the management of such activities. He holds a Ph.D. in Physical Chemistry from Duke University and he has attended the MBA program at Northeastern University. He was also a NRSA award recipient at Princeton University. He also served as President of Society for Applied Spectroscopy(SAS) in 2001. Dr. Gregoriou is well-qualified to serve on the board of directors due to his extensive scientific, managerial and industry experience. Dr. Gregoriou is a Class III director, whose term expires at the 2023 annual meeting of stockholders.
Emory De Castro, age 64, has been Advent’s Chief Technology Officer since 2013. Dr. De Castro is responsible for the overall technical, manufacturing and business development operations for Advent. Prior to joining Advent, Dr. De Castro was a Vice President, Business Management and the site manager for BASF Fuel Cell Inc. in Somerset NJ. At BASF Dr. De Castro led marketing and sales, business development, quality control, and R&D direction all cumulating in nearly a four-fold increase in revenues. As the Executive Vice President at the E-TEK Division, De Nora North America he managed operations, created a global brand, and expanded the organization’s fuel cell component business in Asia and Europe. Dr. De Castro has over 20 patent applications spanning fuel cell materials and catalysts, electrochemical technology, sensors, and a beer bottle cap that extends shelf life. He is the recipient of the 2013 Department of Energy Award for Manufacturing R&D in lowering the cost of gas diffusion electrodes and the 2005 ECS New Technology Award to E-TEK Division, for introducing and commercializing a new electrolysis technology. Emory De Castro received his Ph.D. from the Department of Chemistry at the University of Cincinnati and a B.S. in Chemistry from Duke University. Dr. De Castro is well-qualified to serve on our board of directors due to his extensive scientific and technological experience. Dr. De Castro is a Class III director, whose term expires at the 2023 annual meeting of stockholders.
Christos Kaskavelis, age 53, joined Advent as Chief Marketing Officer in 2019 and was appointed as a director in April 2022. From 2015 to 2016 he served as Managing Director of Mamaya IKE, a Greek publishing and media consulting company. From 2016 to 2018, he was a research scholar at the MIT Media Lab in Boston, Massachusetts. Dr. Kaskavelis has been a seed investor in the Company. He is a serial entrepreneur in the tech industry and primarily digital marketing, with successful exits in both Nasdaq and London Stock Exchanges. He has designed and been responsible for enterprise software systems designed for Pratt & Whitney, Analog Devices, General Electric and Lucent Technologies in the areas of Just-In-Time (JIT) manufacturing, Supply Chain Management and Production Scheduling. He holds a Ph.D. in Supply Chain Management as well as an M.Sc. in Manufacturing Engineering from Boston University, a B.Sc. in Electrical Engineering and a B.A. in Business Economics from Brown University. Dr. Kaskavelis is well-qualified to serve on our board of directors due to his managerial and technological experience. Dr. Kaskavelis is a Class III director, whose term expires at the 2023 annual meeting of stockholders.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS
Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”), and conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.
Our Board evaluates the Company’s corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of the Company’s current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under “Communication with Directors” below.
The Merger
On February 4, 2021, the Company consummated the previously announced merger pursuant to that certain Agreement and Plan of Merger, dated October 12, 2020, by and among the Company, AMCI Merger Sub Corp., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“Merger Sub”), AMCI Sponsor LLC (the “Sponsor”), solely in the capacity as the representative from and after the effective time of the Merger (as defined below) (the “Effective Time”) for the stockholders of the Company (other than the Advent stockholders) (the “Purchaser Representative”), Advent Technologies, Inc., a Delaware corporation (“Advent”), and Vasillios Gregoriou, solely in his capacity as the representative from and after the Effective Time for the Advent stockholders (the “Seller Representative”), as amended by Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Merger (the “Amendments” and as amended, the “Merger Agreement”), dated as of October 19, 2020 and December 31, 2020, by and among the Company, Merger Sub, Sponsor, Advent, and Seller Representative.
Pursuant to the terms of the Merger Agreement, a business combination between the Company and Advent was effected through the merger of Merger Sub with and into Advent, with Advent surviving as the surviving company (the “Merger” or “Business Combination”). Effective as of immediately prior to the Effective Time, the size of our Board was reduced from nine members to seven members and Mr. Skutaris, Ms. Fritz, Dr. Fleming, Mr. Lawrence Clark, Dr. Gregoriou, Mr. William Hunter and Dr. De Castro were appointed to serve as directors of the Company. Hans J. Mende, Brian Beem, Nimesh Patel, Gary Uren and Jason Grant resigned as directors of the Company. In connection with the Merger, the name of the Company was changed from “AMCI Acquisition Corp.” to “Advent Technologies Holdings, Inc.” All references herein to “AMCI” or “AMCI Acquisition” are to the Company prior to the Merger.
Board Composition
Our authorized board of directors consists of seven members. In accordance with the second amended and restated certificate of incorporation, our board of directors is divided into three classes, Classes I, II and III, each to serve a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. Directors will not be able to be removed during their term except for cause. The directors are divided among the three classes as follows:
•	the Class I directors are Anggelos Skutaris, and Katrina Fritz, and their terms will expire at the annual meeting of stockholders to be held in 2024;
•	the Class II directors are Katherine E. Fleming and Lawrence Epstein, and their terms will expire at the annual meeting of stockholders to be held in 2022; and
•	the Class III directors are Vassilios Gregoriou, Emory De Castro and Christos Kaskavelis, and their terms will expire at the annual meeting of stockholders to be held in 2023.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Board Leadership Structure
The leadership of the Board is currently structured so that it is led by the Chairman, Vassilios Gregoriou, who also serves as the Company’s Chief Executive Officer. When the Chairman of the Board is not an independent director, a Lead Director may be elected annually by the Board. The Board has elected Mr. Skutaris to serve as Lead Director.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Director Independence
Our Board currently consists of seven (7) members. Our Board has determined that four (4) of those members, Dr. Fleming, Mr. Skutaris, Ms. Fritz and Mr. Epstein, and the director-nominee, Mr. Threatt, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market, or Nasdaq. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that four of our directors are “independent directors” as defined under applicable rules of the Nasdaq Stock Market, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Gregoriou is not an independent director under these rules because he is our Chief Executive Officer. Emory De Castro is not an independent director under these rules because he is our Chief Technology Officer. Christos Kaskavelis is not an independent director under these rules because he is our Chief Marketing Officer.
Role of Board in Risk Oversight Process
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Committees and Attendance
Our Board held eight (8) meetings during 2021. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees of our Board on which he served (held during the period that such director served).
In addition to regular meetings of our Board, the Company’s non-management, independent directors meet in executive sessions without management participation.
Our Board has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our Board. The charters for each committee are available under the Investors / Governance / Governance Documents page on our website at www.advent.energy.
Audit Committee
Our audit committee currently consists of Mr. Skutaris, Ms. Fritz and Dr. Fleming. The board of directors has determined that each current member is independent under the Nasdaq Stock Market listing standards and Rule 10A-3(b)(1) under the Exchange Act. The chairperson of our audit committee is Mr. Skutaris. Our board of directors has determined that Mr. Skutaris qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq Stock Market.
The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing policies on risk assessment and risk management;
•	reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	by the independent registered public accounting firm
During the fiscal year ended December 31, 2021, the Company’s audit committee met four times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”

Compensation Committee
The compensation committee currently consists of Mr. Skutaris, Dr. Fleming and Ms. Fritz. The chairperson of the compensation committee is Mr. Skutaris. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;
•	reviewing and recommending to our board of directors the compensation of our directors;
•	reviewing our executive compensation policies and plans;
•
reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•	assisting management in complying with our proxy statement and Annual Report disclosure requirements;
•	if required, producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing and establishing general policies relating to compensation and benefits of our employees; and
•	reviewing our overall compensation philosophy.
During the fiscal year ended December 31, 2021, the Company’s compensation committee met four times.
Role of the Compensation Consultant
In accordance with the Compensation Committee Charter, the Compensation Committee has the authority to engage, retain and terminate a compensation consultant. The Compensation Committee also has the sole authority to approve the fees of such consultant. The Compensation Committee engaged ClearBridge Compensation Group LLC (“ClearBridge”) as its independent compensation consultant. ClearBridge reports directly to the Compensation Committee, which has authority under the Compensation Committee Charter to retain compensation consultants, although its representatives may also meet with management from time to time.
Services performed by ClearBridge for the Compensation Committee include, but are not limited to:
1.	reviewing and formalizing the Company’s compensation philosophy;
2.	preparation of competitive benchmarking reviews regarding executive compensation;
a.	In 2021, the Company elected to forgo establishing a compensation peer group, and as a result relied on survey data for benchmark purposes, scoped to the Company’s size;
3.	review of cash bonuses paid to executive officers;
4.	review of long-term incentive awards in connection with the Business Combination;
5.	evaluation of compensation program design for 2021;
6.	review and determine go-forward non-employee director compensation program; and
7.	analysis of current trends in executive compensation, and updates regarding applicable legislative and governance activity.

The Compensation Committee determined that the services provided by ClearBridge to the Compensation Committee did not give rise to any conflicts of interest. The Compensation Committee made this determination by assessing the independence of ClearBridge under the applicable rules adopted by the SEC and incorporated into the Nasdaq Corporate Governance Requirements. In making this assessment, the Compensation Committee also considered ClearBridge’s written correspondence to the Compensation Committee that affirmed the independence of ClearBridge and the consultants and employees who provide services to the Compensation Committee on executive compensation matters.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of Dr. Fleming and Ms. Fritz. The board of directors has determined each proposed member is independent under Nasdaq listing standards. The chairperson of our nominating and corporate governance committee is Dr. Fleming.
Specific responsibilities of our nominating and corporate governance committee include:
•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;
•	evaluating the performance of our board of directors and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans; and
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
During the fiscal year ended December 31, 2021, our nominating and corporate governance committee held four meetings.
Code of Business Conduct and Ethics
The Company’s Code of Business Conduct and Ethics applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on its website at www.advent.energy. Information contained on or accessible through such website is not a part of this Annual Report, and the inclusion of the website address in this Annual Report is an inactive textual reference only. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.
Our corporate governance guidelines are available under the Investors / Governance / Governance Documents page of our website, www.advent.energy.

Director Nomination Process
Our Board has delegated to the nominating and corporate governance committee the task of identifying, considering, recruiting, reviewing and recommending a slate of director nominees to be proposed by the Board to the stockholders, and recommending any director nominees to be elected by the Board to fill interim vacancies. It is the policy of our Board that directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of the stockholders. The Board is also intended to encompass a range of talents, ages, skills, diversity and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Selection of candidates shall include consideration of a range of diversity perspectives, including but not limited to professional experience, skills, knowledge and length of service.
The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.
Stockholders have the right under our amended and restated bylaws to directly nominate director candidates for election at an annual meeting of stockholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the stockholder proposes for election or re-election as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected, and (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such stockholder and any Stockholder Associated Person (as defined in the Company’s amended and restated bylaws) or any of their respective affiliates or associates, on the one hand, and the proposed nominee or any of his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a stockholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s amended and restated bylaws. Such nomination information should be submitted to: Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116, Attention: Corporate Secretary.
Communication with Directors
Any stockholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the board of directors, Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board, the appropriate committee chairperson or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.
Director Attendance at Annual Meeting
Each director who is up for election at an annual meeting of stockholders or who has a term that continues after such annual meeting is expected to attend the 2022 annual meeting. All of our directors, who were directors at the time, attended the 2021 annual meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of our common stock as of April 13, 2022 by:
•	each person known to us to be the beneficial owner of more than 5% of outstanding common stock;
•	each of our named executive officers and directors; and
•	all executive officers and directors as a group
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.
The beneficial ownership of Company common stock is based on 51,253,591 shares of common stock outstanding as of April 13, 2022.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.
Name and Address of Beneficial Owner	Number of Shares	%
Directors and Executive Officers
Vassilios Gregoriou(1)	5,926,564	11.5%
Christos Kaskavelis(2)	3,877,009	7.6%
Emory De Castro(3)	2,297,895	4.5%
Lawrence Epstein	—	—
Katherine E. Fleming	2,413	*
Anggelos Skutaris	2,413	*
Katrina Fritz	2,413	*
All directors and executive officers as a group (nine individuals)(4)	12,872,308	24.9%
Five Percent Holders:
F.E.R. fischer Edelstahlrohre GmbH(5)	5,124,846	10.0%
AMCI Sponsor LLC(6)	4,844,148	9.0%
BNP Paribas Asset Management UK Ltd.(7)	3,814,184	7.4%
2012 Lewnowski Family Trust UAD 12/19/2012(8)	2,898,579	5.5%
Invesco Ltd.(9)	2,778,867	5.4%
Charalampos Antoniou(10)	2,775,049	5.4%
*	Less than one percent.
(1)	Share amount includes 230,529 shares issuable upon exercise of options.
(2)
Share amount includes (a) 86,448 shares issuable upon exercise of options, and (b) 1,802,405 shares owned by Nemaland Ltd, an entity in which Dr. Kaskavelis and his wife each hold a 50% stake and for which Dr. Kaskavelis holds shared voting and dispositive power with his wife with regard to such shares of Company common stock. The business address of Dr. Kaskavelis is 200 Clarendon Street, Boston, MA 02116. The business address of Nemaland Ltd is 77 Strovolou, Office 204, 2018 Strovolos, 2018, Cyprus.

(3)	Share amount includes an aggregate of 86,448 shares issuable upon exercise of options.
(4)
Share amount includes an aggregate of 489,873 shares issuable upon exercise of options. Unless otherwise indicated, the business address of each of the individuals is 200 Clarendon Street, Boston, MA 02116.

(5)
Pursuant to a Schedule 13G filed with the SEC on September 9, 2021, all shares are held of record by F.E.R. fischer Edelstahlrohre GmbH (“Fischer GmbH”). Fischer GmbH has shares voting and dispositive power over such shares. Fischer GmbH is 100% owned by fischer group SE & Co. KG (“Fischer KG”). Johann Fischer holds an interest and 51% of the voting power in Fischer KG. The remaining interests in Fischer KG are held by Hans-Peter Fischer, Roland Fischer and Michaela Behrle. The business address for such entities and persons is Im Gewerbegebiet 7, 77855 Achern-Fautenbach, Germany.

(6)
Includes 2,474,009 shares of Company common stock and 2,370,139 shares of Company common stock issuable upon exercise of warrants. The business address is c/o AMCI Acquisition Corp., 1501 Ligonier Street, Suite 370, Latrobe, PA 15650.

(7)
Pursuant to a Schedule 13G filed with the SEC on January 31, 2022, BNP Paribas Asset Management UK Ltd. (“BNP”) has sole voting and dispositive power over such shares. The business address for BNP is 5 Aldermanbury Square, London, EX2V 7BP.

(8)
Consists of securities held by Orion prior to the Business Combination. Includes warrants exercisable for 1,262,249 shares of common stock. The address of the 2012 Lewnowski Family Trust UAD 12/19/2012 is 75 Stuyvesant Avenue, Rye, New York 10580.

(9)
Pursuant to a Schedule 13G filed with the SEC on February 14, 2022, Invesco Capital Management LLC is a subsidiary of Invesco Ltd. (“Invesco”) and it advises the Invesco WilderHill Clean Energy ETF which owns 5.41% of such shares. However, no one individual has greater than 5% economic ownership. The shareholders of the Fund have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of securities listed above. Invesco has sole voting and dispositive power over such shares. The business address for Inveso is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309

(10)
Share amount includes 1,784,389 shares owned by Neptune International AG, an entity for which Mr. Antoniou holds shared voting and dispositive power with regard to such shares of Company common stock. The business address of Mr. Antoniou is Bernoldweg 14, ZUG, 6300, Switzerland. The business address of Neptune International AG is Bahnhofstrasse 7, ZUG, 6300, Switzerland.

EXECUTIVE OFFICERS
The below table identifies and sets forth certain biographical and other information regarding our executive officers as of April 13, 2022. Biographical information for Drs. Gregoriou, Kaskalvelis and De Castro is set forth under “Proposal 1—Election of Directors.” There are no family relationships among any of our executive officers or directors.
Name	Age	Position
Vassilios Gregoriou	57	Chairman, Chief Executive Officer and Director
Kevin Brackman	49	Chief Financial Officer
Christos Kaskavelis	53	Chief Marketing Officer and Director
Emory De Castro	64	Chief Technology Officer and Director
James F. Coffey	59	Chief Operating Officer and General Counsel
Executive Officers
Kevin Brackman has been Chief Financial Officer of Advent since July 2021. Prior to joining the Company, Mr. Brackman served as Executive Vice President, Chief Financial Officer of Myers Industries, a publicly traded corporation with internationally located manufacturing and sales operations in the polymer production sector. Before his promotion to Chief Financial Officer in 2018, he served as Myers Industries’ Chief Accounting Officer and Corporate Controller. Prior to joining Myers Industries in 2015, Mr. Brackman was Director of Financial Planning and Analysis, Financial Reporting and Technical Accounting at Ingersoll-Rand and previously excelled in a variety of positions at Chiquita Brands International, including Assistant Corporate Controller and Controller - North American operations. Mr. Brackman received his bachelor’s degree in Accounting and Finance from Miami University.
James F. Coffey has served as General Counsel and Corporate Secretary of Advent since March 2020 and he has served as the Chief Operating Officer of Advent since February 2021. Beginning in 2018, while a partner at a National Am Law 100 law firm, Mr. Coffey served as Advent’s outside legal counsel. Mr. Coffey has over thirty years of experience in corporate and securities law, mergers and acquisitions, venture capital and corporate finance, and intellectual property law. He has extensive international experience having closed transactions in both North and South America, Europe, and China. Throughout the course of his career, Mr. Coffey has developed strong relationships and strategic contacts within the clean energy and technology sectors and specific experience in the fuel cell industry. From 2013 to 2017, he served as general counsel to another HT PEM fuel cell company that was a customer of Advent. Mr. Coffey was a Gerald L. Wallace Scholar at New York University School of Law where he received an LL.M. in Corporate Law. He received his J.D. from the New England School of Law, and his B.A., cum laude, from Providence College. Mr. Coffey is listed in The Best Lawyers in America® for Mergers and Acquisitions. He has been recognized for his work in intellectual property law by the IAM Patent 1000. Mr. Coffey was named a Massachusetts Super Lawyer by Law and Politics magazine. He is AV® rated by Martindale-Hubbell. Mr. Coffey is a fellow of the Boston Bar Foundation and the American Bar Foundation.

EXECUTIVE COMPENSATION
Introduction
This section describes the material elements of the compensation awarded to, earned by, or paid to Advent’s principal executive officer and next two most highly-compensated executive officers for its fiscal years ended December 31, 2021 and 2020. These individuals, who Advent refers to as the “named executive officers” in this proxy statement, are:
•	Vassilios Gregoriou, Chief Executive Officer and Chairman of our Board of Directors;
•	Emory De Castro, Chief Technology Officer and Director; and
•	Christos Kaskavelis, Chief Marketing Officer and Director.
This section also provides an overview of certain compensation arrangements that Advent adopted in connection with the Merger. This discussion may contain forward-looking statements that are based on the Company’s current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to the named executive officers in respect of their service to Advent during its fiscal years ended December 31, 2021 and 2020.
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Vassilios Gregoriou Chairman of the Board of Directors and Chief Executive Officer	2021	$800,000	$3,000,000	$9,553,142	$4,647,475	$1,200,000	—	$19,200,617
	2020	$170,000	—	$323,966	—	—	—	$493,966

Christos Kaskavelis(5) Chief Marketing Officer	2021	$358,186	$1,110,000	$3,582,426	$1,742,802	$358,186	—	$7,151,600
	2020	$120,000	—	$173,896	—	—	—	$293,896

Emory De Castro Chief Technology Officer	2021	$350,000	$1,110,000	$3,582,426	$1,742,802	$350,000	—	$7,135,228
	2020	$150,000	—	$173,896	—	—	—	$323,896
(1)
As of December 31, 2020, an aggregate of $613,970, $120,000, and $426,422 was due in unpaid compensation for prior service to, respectively, Drs. Gregoriou, Kaskavelis, and De Castro. These amounts were repaid to Drs. Gregoriou, Kaskavelis, and De Castro in connection with the Business Combination in February 2021.

(2)
The Company entered into transaction bonus letter agreements with each of Drs. Gregoriou, Kaskavelis, and De Castro, which entitled each executive to receive a transaction bonus which was paid promptly following the Business Combination, contingent upon such executive’s continued employment through the consummation of the Business Combination and execution of a general release of claims.

(3)	The Company entered into employment agreements with each of Drs. Gregoriou, Kaskavelis, and De Castro, which entitled each executive to receive a one-time sign-on bonus.
(4)
The amounts included under the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of such awards granted during the 2021 and 2020 fiscal years. For more information regarding these share-based compensation arrangements, see Note 16 to the audited Consolidated Financial Statements for the year ended December 31, 2021 included as part of this filing.

(5)	Compensation for Dr. Kaskavelis was paid to Mamaya IKE, a Greek company owned by Dr. Kaskavelis and his wife.
Narrative Disclosure to Summary Compensation Table
Compensation Philosophy and Objectives
The Company operates in a dynamic and rapidly evolving environment, which requires a highly-skilled and technical workforce. As a result, the Company places great emphasis on its ability to attract, retain, and motivate top talent in the industry. The Company achieves these objectives by creating an appropriate balance between achieving short-term results and creating long-term sustainable value to shareholders that reinforces the linkage between pay and performance.
Elements of Executive Compensation
The compensation of executives of the Company includes three main elements: (i) base salary; (ii) an annual bonus; and (iii) long-term equity incentives. Perquisites and personal benefits are not a significant element of compensation for the Company’s executive officers.
Base Salaries
Base salary is provided as a fixed source of compensation for the Company’s executive officers. Adjustments to base salaries are reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.
On February 4, 2021, from fiscal year 2020 to 2021, Dr. Gregoriou’s annual base salary was increased from $170,000 to $800,000; Dr. Kaskavelis’s annual base salary was increased from $120,000 to $358,186; and Dr. De Castro’s annual base salary was increased from $150,000 to $350,000.
As of December 31, 2020, an aggregate of $613,970, $120,000, and $426,422 was due in unpaid compensation for prior service to, respectively, Drs. Gregoriou, Kaskavelis, and De Castro. These amounts were repaid to Drs. Gregoriou, Kaskavelis, and De Castro in connection with the Business Combination.

Annual Bonuses
In 2021, the named executive officers were each eligible to receive an annual cash incentive award, based on the achievement of pre-approved key performance objectives determined by the Compensation Committee.
As provided in their respective employment agreements, the target bonus amount for Dr. Gregoriou was 150% of his base salary and for Drs. Kaskavelis and De Castro were 100% of their base salaries. Actual bonus payouts vary based on Compensation Committee assessment of executive performance versus pre-established key performance indicators.
In January 2022, the Compensation Committee reviewed the Company’s performance in 2021 relative to these performance objectives, and approved bonuses for the named executive officers equal to 100% of the bonus targets. The bonuses, which were paid in February 2022, were as follows: (i) Dr. Gregoriou, $1,200,000, (ii) Dr. Kaskavelis, $358,186, and (iii) Dr. De Castro, $350,000.
Equity Compensation
In 2021, the Company adopted the Advent Technologies Holdings, Inc. 2020 Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan advances the Company’s interests by providing for the grant to our employees, directors, consultants and advisors of stock options, SARs, restricted and unrestricted stock and stock units, performance awards and other awards that are convertible into or otherwise based on our common stock.
Following the Business Combination, on June 11, 2021, the Compensation Committee made grants to select senior executives. The grants were made to recognize each executive’s role and contributions to date, including outstanding efforts towards a successful transaction, as well as to incentivize and to retain the executives, and to further align them with the post-Business Combination stockholders. Specifically, the Company granted 922,118 time-vested restricted stock units (“RSUs”) and stock options to purchase 922,118 shares of common stock to Vassilios Gregoriou and 345,794 RSUs and stock options to purchase 345,794 shares of common stock to each of Christos Kaskavelis and Emory De Castro. The stock options have an exercise price of $10.36 per share and all of the awards vest 25% upon each annual anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date.
In recognition of past service, in 2020, each of our executive officers was granted shares of common stock of Advent Technologies Inc. at a discounted purchase price of $0.01 per share. These shares were issued pursuant to the terms of either the Advent Technologies Inc. 2018-2020 Stock Grant Plan or the Advent Technologies Inc. 2020-2023 Stock Grant Plan (collectively, the “Stock Grant Programs”). Pursuant to the Stock Grant Programs, Dr. Gregoriou was granted 512,080 shares on March 26, 2020 and 297,834 shares on September 9, 2020, and each of Drs. Kaskavelis and De Castro was granted 256,040 shares on March 26, 2020 and 178,701 shares on September 9, 2020. In general, under the Stock Grant Programs, if the employee ceased to be employed with Advent for any reason prior to December 31, 2020, Advent had a limited repurchase period to repurchase the granted shares at a price of $0.01 per share. This limited repurchase right lapsed on December 31, 2020.
Transaction Bonus Letter Agreements with Executive Officers
Advent entered into transaction bonus letter agreements with each of Drs. Gregoriou, Kaskavelis, and De Castro, which entitled each executive to receive a transaction bonus that was payable promptly following the Business Combination, contingent upon such executive’s continued employment through the consummation of the Business Combination and execution of a general release of claims. The transaction bonuses, which were paid at the time of the Business Combination in February 2021, were as follows: (i) for Dr. Gregoriou, $2,500,000, and (ii) $860,000 for each of Drs. Kaskavelis and De Castro.
One-Time Bonuses
On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Merger, Advent entered into employment agreements, with each of Drs. Gregoriou and De Castro. In addition, Advent entered into an employment agreement with Dr. Kaskavelis on December 31, 2020. As part of the employment agreements, Advent agreed to pay one-time sign-on bonuses payable in two installments: (i) 50% on the first payroll date following the consummation of the Business Combination and (ii) 50% to be paid on the first payroll date following the one-year anniversary of the consummation of the Business Combination, subject to the applicable executive’s employment through the relevant payment date. The one-time bonuses were as follows: (i) Dr. Gregoriou, $500,000 and (ii) Drs. Kaskavelis and De Castro, $250,000.

Employment Agreements
Advent is a party to certain offer letters with each of the named executive officers that set forth the initial terms and conditions of the officer’s employment with Advent, each of which has since been superseded by new employment agreements as described in “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” below. The material terms of these offer letters are summarized below.
Dr. Gregoriou. On December 3, 2012, Advent entered into an offer letter with Dr. Gregoriou, which provided for an annual base salary of $170,000, eligibility to receive an annual performance bonus of cash and performance stock awards and an initial grant of restricted stock awards in an amount equal to 4% of outstanding common stock on Dr. Gregoriou’s date of hire. Pursuant to the offer letter, if Dr. Gregoriou’s employment is terminated without “cause” or if he resigns for “good reason” (as each such term was defined in the offer letter), he is entitled to (i) 6 months’ base salary continuation and (ii) 12 months’ subsidized benefits continuation, in each case subject to Dr. Gregoriou’s execution and non-revocation of a release of claims. As described in further detail in the “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” section of this filing, effective as of the consummation of the Business Combination, this offer letter is being superseded in its entirety by a new employment agreement between Dr. Gregoriou and Advent.
On October 19, 2019, Dr. Gregoriou separately entered into an agreement with Advent that contained (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for two year post-termination of employment, (iv) a covenant not to solicit any of Advent’s customers or patrons during the two-year period following termination and (v) a covenant not to solicit any of Advent’s employees or consultants during the two-year period following termination.
Drs. Kaskavelis and De Castro. Neither Drs. Kaskavelis nor De Castro were previously party to employment agreements with Advent, though each entered into offer letters with Advent in May 2020. These offer letters set forth such executive’s base salary ($120,000 for Dr. Kaskavelis and $150,000 for Dr. De Castro), a bonus target of 100% of base salary, and a right to an award pursuant to the 2020-2023 Stock Grant Plan. As described in further detail in the “Executive Compensation-Employment Agreements and Other Arrangements with Executive Officers and Directors-Employment and Consulting Arrangements with Executive Officers and Directors” section of this filing, in connection with the announcement of the Business Combination, Drs. Kaskavelis and De Castro entered into an employment agreement with Advent, which became effective as of the consummation of the Business Combination.
Employee Benefits
The Company sponsors an employee savings plan under Section 401(k) of the Internal Revenue Code. Subsequent to the Business Combination, the Company made matching contributions equal to 100% of the participant’s pre-tax contribution up to a maximum of 5% of the participant’s eligible earnings for U.S employees. Total expense related to the Company’s defined contribution plan was $85,946 for the year ended December 31, 2021. Advent did not provide, in 2020, any health and welfare benefits or 401(k) retirement plan to its U.S. full-time employees.
As described in Note 2 of the Company’s 2021 Annual Report, pursuant to Greek Labor Law 2112/1920, employees in Greece are entitled to an indemnity in the event of dismissal or retirement, though as a director, Dr. Gregoriou is not eligible for such indemnity.

Other Compensation Policies
Stock Ownership/Holding Policy
The Company maintains meaningful stock ownership guidelines to reinforce the importance of stock ownership. These guidelines are intended to align the interests of executives and shareholders and to focus the executives on our long-term success. Under these guidelines, each of our active executives and non-employee directors must own shares in accordance with the following schedule:
Role	Required Ownership Level
Chief Executive Officer and Chairman	6.0x Base Salary
Other Executive Officers	3.0x Base Salary
Non-Employee Directors	3.0x Annual Cash Retainer
Shares that count towards satisfying the ownership requirements include:
•	Shares owned by the executive/director, including those obtained through the vesting of restricted stock units and performance stock units
•	Shares owned jointly by the executive/director and spouse or held in trust established by the executive/director for the benefit of the executive/director and/or family members
•	Unvested time-based restricted stock units
•	Note: Unvested performance stock units and unexercised stock options do not count towards satisfying stock ownership requirements
Each executive or non-employee director has 5 years to meet the ownership guidelines starting from when the executive/director first becomes subject to the policy. Executives/directors who do not meet the ownership guidelines after 5 years of being subject to the guidelines are expected to retain 50% of net shares (i.e., shares remaining after payment of taxes) upon vesting or exercise of stock options until they meet the guidelines.
Prohibition on Pledging and Hedging
The Company maintains a comprehensive Insider Trading Policy that includes a prohibition on pledging Company securities or holding Company securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of Company securities. This policy, applicable to all officers, directors, employees and associates, was put in place to ensure that the interests of these individuals remain aligned with those of stockholders, and that they continue to have the incentive to execute the Company’s long-term plans and achieve the performance for which their equity awards are intended.
Employment Agreements and Other Arrangements with Executive Officers and Directors
Employment Agreements
On October 12, 2020, in connection with the execution of the Merger Agreement and the announcement of the Business Combination Advent entered into employment agreements, with each of Drs. Gregoriou, and De Castro. In addition, Dr. Kaskavelis entered into an employment agreement on December 31, 2020. The material terms of these employment agreements are set forth below:
•
Dr. Gregoriou serves as our Chief Executive Officer and Chairman of our board of directors, with an initial annual base salary of $800,000, a one-time signing bonus of $500,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 150% of his annual base salary.

•
Dr. De Castro serves as our Chief Technology Officer, with an annual base salary of $350,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

•
Dr. Kaskavelis serves as our Chief Marketing Officer, with an annual base salary of €315,000, a one-time signing bonus of $250,000, and beginning in fiscal year 2021, eligibility to earn an annual performance bonus with a target equal to 100% of his annual base salary.

The sign-on bonuses are payable in two installments: (i) 50% on the first payroll date following the consummation of the Business Combination and (ii) 50% to be paid on the first payroll date following the one year anniversary of the consummation of the Business Combination, subject to the applicable executive’s employment through the relevant payment date.
The employment agreements provide that if an executive’s employment terminates without “cause” or by him for “good reason,” (as such terms are defined in the employment agreement or term sheet, as applicable), the executive will be entitled to (i) up to 12 months’ subsidized medical, dental and vision benefits continuation (18 months for Dr. Gregoriou) and (ii) payment of one times (two times for Dr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months. If such termination of employment without “cause” or resignation for “good reason” occurs within 60 days prior to, or 12 months following, a “change in control” (as such term is defined in the 2021 Equity Incentive Plan), severance is enhanced and provides for (i) up to 18 months’ subsidized medical, dental and vision benefits continuation for all executives, (ii) two times (three times for Dr. Gregoriou) the sum of such executive’s annual base salary and target bonus, payable over 12 months, and (iii) the initial grant of stock options and restricted stock units issued pursuant to the 2021 Equity Incentive Plan, shall become fully vested, and such options will remain exercisable for a period of one year following such termination of employment. Moreover, if the acquirer in such “change in control” does not agree to assume or substitute for equivalent stock options, any unvested portion of the initial grant of stock options shall become fully vested and exercisable at the time of such transaction.
The employment agreements for Drs. Gregoriou, Kaskavelis, and De Castro each contain (i) a perpetual confidentiality covenant, (ii) an assignment of intellectual property covenant, (iii) a non-competition covenant for one year post-termination of employment (subject to, for Dr. Gregoriou, the Executive’s receipt of at least 50% of the Executive’s highest annualized base salary within the two (2) year period preceding termination) for the entire year, (iv) a covenant not to solicit any of our customers, vendors, suppliers or other business partners during the eighteen (18)-month period following termination and (v) a covenant not to solicit any of our employees or independent contractors during the eighteen (18)-month period following termination.
Consulting Arrangement
Beginning in 2021, the Company entered into a term sheet for Charalampos Antoniou, a member of Advent’s board of directors prior to the Business Combination, providing that he will serve as our Business Development Representative, with annual consulting fees of $240,000 per year and eligibility to earn a discretionary annual performance bonus.

Outstanding Equity Awards at Fiscal Year End
The following table provides information with respect to awards held by the named executive officers as of December 31, 2021.
	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Vassilios Gregoriou	—	922,118	$10.36	6/11/2031	922,118	$6,464,047
Emory De Castro	—	345,794	$10.36	6/11/2031	345,794	$2,424,016
Christos Kaskavelis	—	345,794	$10.36	6/11/2031	345,794	$2,424,016
(1)	Option awards vest 25% upon each anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date.
(2)
Stock awards consist of grants of restricted stock units that vest 25% upon each anniversary of February 4, 2021, the vesting commencement date, until the fourth anniversary of the vesting commencement date.

(3)	Market value of restricted stock unit awards is based on the closing price of $7.01 per share on December 31, 2021 on the Nasdaq Stock Market.
Director Compensation
Pursuant to offer letters with each of the Company’s non-employee directors (the “Director Offer Letters”), each director receives an annual retainer of $100,000, to be paid quarterly in arrears. In addition, each non-employee director is eligible to receive an annual grant of stock awards for a number of shares of Company common stock determined by dividing $100,000 by the closing price per share of Company common stock on the applicable grant date. In 2021, each non-employee director received a one-time grant of stock award for their work prior to the Business Combination determined by dividing $100,000 by the closing price per share of Company common stock on the applicable grant date. While each of Drs. Gregoriou, Kaskavelis, and De Castro served as members of the board of directors of the Company in 2021 and 2020, none received additional compensation for director services and all compensation earned by them with respect to their employment with Advent is set forth in the “Summary Compensation Table” above.
The following table sets forth all compensation paid to or earned by each non-employee director of the Company during fiscal year 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Katherine E. Fleming	$100,000	$199,989	$299,989
Katrina Fitz	$100,000	$199,989	$299,989
Anggelos Skutaris	$100,000	$199,989	$299,989
Lawrence M. Clark, Jr. (former director) (3)	$100,000	$—	$100,000
(1)
The amounts disclosed above reflect the full grant date fair values in accordance with FASB ASC Topic 718. See “Note 16 - Share Based Compensation” to our consolidated financial statements for the year ended December 31, 2021.

(2)	On June 11, 2021, the company granted to each non-employee director a total of 19,304 restricted stock units, 9,652 of which vested on February 4, 2022 and 9,652 of which vest on June 8, 2022.
(3)	Mr. Clark resigned on January 28, 2022.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Advent Technologies Holdings, Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and Advent Technologies Holdings, Inc.’s Corporate Governance Guidelines. Further, our Board has determined that Mr. Skutaris qualifies as an audit committee financial experts as defined by the rules of the SEC.
The audit committee met four (4) times during fiscal 2021 with the Company’s management and Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”), the Company’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements.
We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021, with management and EY. Management has the responsibility for the preparation of Advent Technologies Holdings, Inc.’s financial statements, and EY has the responsibility for the audit of those statements. The Audit Committee discussed with EY the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from EY pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between EY and Advent Technologies Holdings, Inc. and the potential effects of any disclosed relationships on EY’s independence, and discussed with EY its independence. We reviewed with EY their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of EY’s examination of Advent Technologies Holdings, Inc.’s financial statements both with and without management.
The Audit Committee considered any fees paid to EY for the provision of non-audit related services and does not believe that these fees compromise EY’s independence in performing the audit.
Based on these reviews and discussions with management and EY, we approved the inclusion of Advent Technologies Holdings, Inc.’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
On April 26, 2022, we approved the engagement of EY as the independent registered public accounting firm for the fiscal year ended December 31, 2022, subject to ratification by Advent Technologies Holdings, Inc.’s stockholders.
Audit Committee

Anggelos Skutaris
Katherine E. Fleming
Katrina Fritz

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The following is a description of transactions since January 1, 2021 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”
Related Party Loans
In addition, in order to finance transaction costs in connection with an intended initial business combination, on November 20, 2020, our sponsor agreed to loan the Company up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which the Company consummates its Business Combination or February 22, 2021. On November 20, 2020, the Company borrowed $400,000 on the working capital loan. At the option of the lender, at Closing, such loan was converted into working capital warrants at a price of $1.00 per warrant. The working capital warrants are identical to the placement warrants, including as to exercise price, exercisability and exercise period.
In connection with a loan previously made by Orion Resource Partners (USA) LP to the Company, our sponsor has agreed to transfer one-half of its remaining founder shares and one-half of its remaining placement warrants to permitted transferees of our sponsor and Orion Resource Partners (USA) LP at the Closing of the Business Combination. The loan by Orion Resource Partners (USA) LP was paid by the Company upon the Closing of the Business Combination.
Private Placement Securities
Simultaneously with the closing of the initial public offering, the Company consummated the sale of 5,500,000 private placement warrants at a price of $1.00 per warrant ($5,500,000.00 in the aggregate in a private placement with our sponsor. On November 27, 2018, the underwriters partially exercised their over-allotment option and purchased an additional 2,052,077 units at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $20,520,770, which were placed in the Trust Account and incurring additional offering costs of $410,416 in underwriting fees, which were paid via the purchase by our sponsor of an additional 410,416 private placement warrants at a price of $1.00 ($410,416 in the aggregate) in a private placement on November 27, 2018, simultaneously with the partial exercise of the underwriters’ over-allotment option.
Registration Rights Agreement
On November 15, 2018, we entered into a registration rights agreement with respect to the founder shares, the placement warrants, the working capital warrants and the shares of common stock. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Voting Agreement
Simultaneously with the execution of the Merger Agreement, AMCI and Advent entered into voting agreements (the “Voting Agreements”) with certain insiders of Advent holding in the aggregate approximately 40% of Advent’s outstanding capital stock. Pursuant to the Voting Agreements, each such stockholder agreed, among other things, to vote all of its shares of Advent stock in favor of the Merger Agreement and related transactions and to otherwise take certain other actions in support of the Merger Agreement and related transactions and the other matters submitted to Advent stockholders for their approval, and provide a proxy to the Company to vote such Advent stock accordingly. The Voting Agreements prevent transfers of the Advent stock held by such stockholder between the date of the Voting Agreement and the date of the Closing, except for certain permitted transfers where the recipient also agrees to comply with the Voting Agreement.

Lock-Up Agreement
Simultaneously with the execution and delivery of the Merger Agreement, certain former stockholders of Advent, who collectively owned 23,735,315 shares of our common stock as of February 5, 2021, entered into a Lock-Up Agreement, which expired on February 4, 2022, with the Company and the Purchaser Representative (each, a “Lock-Up Agreement”). Pursuant to the Lock-Up Agreements, each Advent stockholder party thereto agreed not to, during the period commencing from the Closing and ending on the one (1) year anniversary of the Closing (subject to early release if the closing price of the Company’s common stock equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 150 days after the Closing and also subject to early release if the Company, following the Business Combination, consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of the Company’s stockholders having the right to exchange their equity holdings in the Company for cash, securities or other property): (x) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (y) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (z) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (x), (y) or (z) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Lock-Up Agreement).
Similarly, our sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 5,513,019 shares of our common stock, agreed to a substantially identical lock-up in connection with the initial public offering (and its permitted transferees are subject to such lock-up with respect to the shares transferred to such permitted transferees), which expired on February 4, 2022. Additionally, our sponsor, who as of February 5, 2021, along with its permitted transferees, owned a total of 4,340,278 private placement warrants and working capital warrants, agreed with the Company not to dispose of or hedge any of the private placement warrants or working capital warrants or shares of our common stock underlying such warrants during the period from the date of the Closing continuing through the date that is 30 days after the Closing.
Non-Competition Agreement
Simultaneously with the execution and delivery of the Merger Agreement, certain insider Advent stockholders entered into non-competition and non-solicitation agreements for the benefit of the Company, Advent and each of their respective present and future affiliates, successors and subsidiaries (each, a “Non-Competition Agreement”), to become effective at the Closing, pursuant to which each Advent stockholder party thereto agreed not to compete with the Company, Advent and their respective affiliates during the three (3) year period following the Closing in North America or the European Union (including Greece) or in any other markets in which the Company and Advent are engaged. Each Advent stockholder party thereto also agreed during such three (3) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreement also contains customary confidentiality and non-disparagement provisions.
Former Chief Financial Officer Resignation
On July 1, 2021, William Hunter resigned from the Company from his positions as President, Chief Financial Officer and as a director of the Company, effective immediately.
In connection with Mr. Hunter’s resignation, the Company entered into a Separation Agreement and General Release with Mr. Hunter, effective July 1, 2021 (the “Separation and Release Agreement”). Pursuant to the Separation and Release Agreement, subject to Mr. Hunter’s execution of a release of claims, Mr. Hunter will be entitled to the payments and benefits set forth in the Employment Agreement by and between Mr. Hunter and the Company dated January 12, 2021 (the “Hunter Employment Agreement”) based on a termination without cause, and accelerated vesting of the unvested portion of the signing bonus Mr. Hunter was granted under the Hunter Employment Agreement. Mr. Hunter will continue to be subject to certain restrictive covenants pursuant to the terms of the Hunter Employment Agreement and the Separation and Release Agreement.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
In accordance with its charter, the audit committee of our Board has selected the firm of Ernst & Young (Hellas) Certified Auditors Accountants S.A. (“EY”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. EY served as Advent’s independent registered public accounting firm for the audit of its financial statements for the fiscal year ending December 31, 2021. We are not required to have the stockholders ratify the appointment of EY as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of EY, but ultimately may decide to retain EY as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Before selecting EY, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance for Advent in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with EY in all of these respects. Representatives of EY will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Marcum LLP (“Marcum”) served as independent registered public accounting firm for AMCI with respect to the audit of its consolidated financial statements for 2020. On February 9, 2021, EY was engaged by the Company’s audit committee to serve as independent registered public accounting firm for the Company with respect to the audit of the Company’s consolidated financial statements for 2021. Accordingly, Marcum was informed that it would be replaced by EY as the Company’s independent registered public accounting firm following completion of its audit of the Company’s financial statements for the fiscal year ended December 31, 2020. Such dismissal of Marcum was effective as of February 4, 2021. The reports of Marcum on AMCI’s financial statements as of and for the fiscal year ended December 31, 2019 and as of December 31, 2018 and for the period from June 18, 2018 (inception) to December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. During AMCI’s fiscal year ended December 31, 2019 and the period from June 18, 2018 (inception) to December 31, 2018 and the subsequent interim period through February 4, 2021, there were no disagreements between AMCI and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AMCI, would have caused it to make reference to the subject matter of the disagreements in its reports on AMCI’s financial statements for such years. During AMCI’s fiscal year ended December 31, 2019 and the period from June 18, 2018 (inception) to December 31, 2018 and the subsequent interim period through December 31, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).
Audit Fees and Services
Audit and other fees billed to us by EY and Marcum for the fiscal years ended December 31, 2021 and December 31, 2020, respectively, are as follows:
	2021	2020
Audit Fees	$851,573	$100,425
Audit-Related Fees	11,827	—
Tax Fees	—	—
All Other Fees	—	—
Total	$863,400	$100,425
Audit Fees. Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by EY in connection with regulatory filings. The aggregate fees of EY and Marcum related to audit and review services totaled $851,573 for the year ended December 31,

2021 and $100,425 for the year ended December 31, 2020, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. During the year ended December 31, 2021, we paid EY $11,827 in audit-related fees. During the year ended December 31, 2020, we did not pay Marcum any audit-related fees.
Tax Fees. We did not pay EY or Marcum for tax return services, planning and tax advice for each of the year ended December 31, 2021 and December 31, 2020.
All Other Fees. We did not pay EY or Marcum for any other services for each of the year ended December 31, 2021 and December 31, 2020.
Pre-Approval by Audit Committee of Principal Accountant Services.
Our audit committee is responsible for approving or pre-approving all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor and pre-approve the related fees. Pursuant to its charter, the audit committee delegated to each of its members, acting singly, the authority to pre-approve any audit services if the need for consideration of a pre-approval request arises between regularly scheduled meetings, with such approval presented to the audit committee at its next scheduled meeting or as soon as practicable thereafter.
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present by remote communication or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of EY. Abstentions will have no effect on the results of this vote.
Our Board recommends that you vote FOR the proposal to ratify EY as the Company’s registered independent public accounting firm for 2022 (Proposal 2).

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports showing initial ownership of and changes in ownership of the Company’s common stock and other registered equity securities. Based solely upon our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2021, the Company believes that its directors and executive officers and persons who own more than 10% of a registered class of its equity securities have complied with all applicable Section 16(a) filing requirements for fiscal year 2021, except Kevin Brackman filed a late Form 3.
STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116 no later than December 27, 2022, which is 120 days prior to April 26, 2023.
Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that, for stockholder nominations to our Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary, at Advent Technologies Holdings, Inc., 200 Clarendon Street, Boston, MA 02116. To be timely for the 2023 annual meeting, the stockholder’s notice must be delivered to or mailed and received by us not before February 8, 2023 or after March 10, 2023, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2023 annual meeting of stockholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice on or before ten (10) days after the day on which the date of the 2023 annual meeting is first disclosed in a public announcement. Such notice must provide the information required by our amended and restated bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting.

ANNUAL REPORT
Upon written request, the Company will provide without charge to each stockholder who does not otherwise receive a copy of the Company’s annual report to stockholders a copy of the Company’s Annual Report on Form 10-K which was required to be filed with the SEC for the fiscal year ended December 31, 2021. Please address all requests to:
James F. Coffey, Corporate Secretary
Advent Technologies Holdings, Inc.
200 Clarendon Street
Boston, MA 02116
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2022 ANNUAL MEETING
The SEC’s e-proxy rules require companies to post their proxy materials on the Internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. For this proxy statement, we have chosen to follow the SEC’s “full set” delivery option and therefore, although we are posting a full set of our proxy materials (this proxy statement, our Annual Report to Stockholders for the fiscal year ended December 31, 2021 and our Form of Proxy Card) online, we are also mailing a full set of our proxy materials to our stockholders. The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2021 are available at www.advent.energy/Investors.
We are mailing a full set of our printed proxy materials to stockholders on or about April 26, 2022. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the website at www.advent.engergy.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83477-P67764

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVENT TECHNOLOGIES HOLDINGS, INC.

The Board of Directors recommends you vote FOR Proposals 1 and 2:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

To be elected for terms expiring in 2025:

01) Lawrence Epstein
02) Wayne Threatt

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young (Hellas) Certified Auditors Accountants S.A. as Advent Technologies Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D83478-P67764

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVENT TECHNOLOGIES HOLDINGS, INC.

The undersigned hereby appoints Vassilios Gregoriou and Kevin Brackman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Advent Technologies Holdings, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 8, 2022 virtually at www.virtualshareholdermeeting.com/ADN2022 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)